As filed with the Securities and Exchange Commission on December 15, 2006

Registration No. 333-115128

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PRICELINE.COM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	06-1528493
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

800 Connecticut Avenue
Norwalk, Connecticut 06854
(203) 299-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PETER J. MILLONES, ESQ.
Executive Vice President, General Counsel
800 Connecticut Avenue
Norwalk, Connecticut 06854
(203) 299-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Daniel Dunson, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On May 4, 2004, priceline.com Incorporated (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-115128) (the “Registration Statement”), with the Securities and Exchange Commission, to register $100,000,000 of debt securities convertible into or exchangeable for common stock or other securities of the Company (the “Debt Securities”) and up to 10,000,000 shares of the Company’s common stock, par value $0.008, owned by selling stockholders identified in the Registration Statement (the “Common Stock”).  The Company is filing this post-effective amendment No. 1 to deregister all of the shares of Common Stock that remain unsold under the Registration Statement.  As a result of this deregistration, only $100,000,000 of Debt Securities remain registered for sale pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 15, 2006.

PRICELINE.COM INCORPORATED

By:	/s/ JEFFERY H. BOYD
Jeffery H. Boyd
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on December 15, 2006.

Signature	Title

/s/ RALPH M. BAHNA*	Chairman and Director
Ralph M. Bahna

/s/ JEFFERY H. BOYD*	President, Chief Executive Officer and Director
Jeffery H. Boyd	(Principal Executive Officer)

/s/ ROBERT J. MYLOD, JR.*	Chief Financial Officer
Robert J. Mylod, Jr.	(Principal Financial Officer)

/s/ DANIEL J. FINNEGAN	Senior Vice President, Chief Accounting Officer and Controller
Daniel J. Finnegan	(Principal Accounting Officer)

/s/ HOWARD W. BARKER, JR.*	Director
Howard W. Barker, Jr.

/s/ JEFFREY E. EPSTEIN*	Director
Jeffrey E. Epstein

/s/ JAMES M. GUYETTE*	Director
James M. Guyette

/s/ NANCY B. PERETSMAN*	Director
Nancy B. Peretsman

Director
Craig W. Rydin

* By:	/s/Jeffery H. Boyd
Attorney-in-Fact

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